Exhibit 99.1

MEDTOX® Scientific, Inc.
Third Quarter Conference Call
October 17, 2005

Kevin Wiersma:

Good morning everyone. Thank you for joining us. I’m Kevin Wiersma, chief operating officer of the MEDTOX Laboratory Services division, and also CFO of the company. Welcome to our third quarter conference call.

Before Dick Braun, our CEO, begins our prepared presentation, I’d like to cover one administrative item: Forward looking statements in our conference call today are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors are described from time to time in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Our call today is in listen-only mode, and we would also like to welcome those listeners who have accessed this morning’s call on the internet. Following our prepared remarks, we’ll have a question and answer session that is accessible to institutional investors and qualified financial analysts covering MEDTOX and our industry. We look forward to your questions.

Also joining us for our call is Jim Schoonover, our chief marketing officer, and at this point I’m pleased to introduce Dick Braun, CEO of MEDTOX.

Dick Braun:

Thank you, Kevin. We reported third quarter results in our press release this morning. We achieved strong revenue and income increases for the quarter. In the quarter and year to date, we also saw improvement in both our gross profit margin and operating income margins. Kevin will provide more quantitative data regarding the results.

Our Laboratory segment showed strong performance in the third quarter led by both forensic drugs-of-abuse testing and our specialty laboratory. Specialty laboratory testing revenue increased 20% over third quarter 2004, with the largest contribution being in the clinical trial services area. We continue to see growth both in volume and new clients in clinical trial services.

We continue implementation of LEAN in the Laboratory Services segment in both sales and our specialty clinical laboratory. Our clinical laboratory moved back into its newly remodeled space during the quarter, which enhances our ability to further implement LEAN.

We would like to update you on progress related to certain strategic projects that are underway. We are continuing development of the MEDTOXScan™ electronic reader. A contract manufacturing firm has been selected to assemble the production units. The current schedule calls for production units to be available late in the first quarter of 2006. The initial product launch will be focused in the hospital laboratory market in conjunction with our distribution partner Cardinal Health.

The production version of our eChain® system is now available. We have identified two existing national clients and have reached agreement with them to become the first adopters of the system. We will begin deploying the system on their behalf into collection sites in the current quarter. Full deployment, which is expected to take approximately six months, will provide coverage in over 1,000 strategically situated collection site locations, and will then be marketed to other clients and prospects.

Sure-Screen®, our new lower detection point-of-collection testing device, is currently being sold into forensic markets where FDA 510(k) marketing clearance is not required. It continues to be well accepted in that market. In the quarter, we provided the FDA with additional clinical data on Sure-Screen® related to the application for 510(k) marketing clearance.

Later this month we will be introducing an integrated cup and testing device for sale to the workplace drug testing market. It will be in the same format as Sure-Screen®, but the cutoffs, or detection levels, will meet the more standard federal guidelines typically used in the workplace market. This product configuration fills what has been a void in our drugs-of-abuse point-of-collection device(s) product line.

In the quarter, 590,700 warrants were exercised and the company realized $3,987,225. The proceeds reduced reliance on our revolving line of credit.

Kevin will now provide you with financial data for the quarter ended September 30, 2005.

Kevin Wiersma:

Thank you, Dick. Here are some details regarding the quarter.

We experienced top line growth of 14% for the quarter.

In our lab business, third quarter revenues were $12.7 million, up 16% from the third quarter of last year. Revenues from our workplace drugs-of-abuse testing increased 14% due to increased sample volume from new and existing clients. Revenues for Specialty Laboratory Services were up a solid 20% from the third quarter of last year due to strong growth in testing for Clinical Trial Services.

In our Diagnostic business, third quarter revenues were $3.8 million, up 8% from last year, reflecting strong sales within our PROFILE®-II product line.

Our overall gross margin was 44.0% in the third quarter, compared to 41.7% last year.

Our lab business operated at a 38.9% margin in the third quarter, up significantly from 35.7% in the third quarter of last year. As we stated in our first quarter conference call, the improvement in gross margin was anticipated in the 2nd and 3rd quarters as the result of additional volume through the current infrastructure.

Margins in our Diagnostic division were 61.0% in the third quarter, up from 60.3% last year and 59.0% in the second quarter of this year. Diagnostic margins benefited from increased volume and from the reduction of negative manufacturing variances that we experienced earlier in the year.

Our selling, general and administrative expenses were $5.0 million in the quarter up from $4.4 million last year, but were held constant at 30.4% of sales. SG&A expenses were in line with our expectations, and reflect a continued increased investment in sales and marketing and information technology.

Research and development expenses increased $198,000 to $552,000 in the quarter. Our increased spending in the quarter reflects our continued increased development activity primarily associated with the MEDTOXScan™ electronic reader.

Other expenses of $357,000 were comparable to the third quarter of last year. Interest expense was down due to lower average debt levels, which was offset by reduced net operating results of the New Brighton Business Center.

In terms of the balance sheet, trade receivables are up from their year end level due to strong August and September sales. Our days sales outstanding is at 60 days for the quarter compared to 58 days last year. Current liabilities are down due to a reduction in our revolving line of credit. Our long term liabilities are $5.8 million of which $5.3 million relates to the mortgage on the building complex.

For the first nine months of the year, capital expenditures were $2.8 million and depreciation and amortization was $2.4 million.

This concludes our review of the Company’s financial performance.

Dick Braun:

Thank you, Kevin. We'd now be pleased to take any questions that you may have.

Bernard Liu, Noble Financial:

Good morning guys. How are you?

Kevin Wiersma:

Good morning Bernard.

Bernard Liu, Noble Financial:

I have a couple of financial administrative questions first. What was your actual basic share count at the end of the quarter?

Kevin Wiersma:

Basic shares outstanding at the end of the quarter were 7,896,777.

Bernard Liu, Noble Financial:

O.K., great and can you repeat your depreciation and amortization number?

Kevin Wiersma:

Sure, depreciation and amortization was $2.4 million.

Bernard Liu, Noble Financial:

O.K., that was for the nine months, right?

Kevin Wiersma:

Nine months, correct.

Bernard Liu, Noble Financial:

Gotcha, O.K. Now in terms of looking at your service gross margin, have we seen most of the initial margin impact from your LEAN initiatives or should we be looking for gross margin improvements more along the lines of leverage of your business model from incremental revenues?

Kevin Wiersma:

Bernard, the leverage really comes through volume through the infrastructure, and if you look at the cost of services between the second and third quarter, they’re relatively flat which is typically what we’ve seen historically as well. So a lot of that margin improvement really comes from additional volume through that infrastructure, and that infrastructure does increase as the volume increases over time, but quarter to quarter, its really more driven off of increased revenue.

Bernard Liu, Noble Financial:

O.K, and within your lab services business, maybe you can just comment on general pricing trends, and what kind of employment or hiring trends are you seeing in the marketplace?

Jim Schoonover:

Bernard, this is Jim Schoonover. I think we are seeing pricing is constant and possibly starting to trend up a little bit which is the first time we’ve seen that in quite some time. In terms of market conditions, the economy continues to be strong, and we think that we will benefit from some of the consolidation that continues to go on in the industry, for instance LabOne being acquired by Quest Diagnostics that has allowed us to really be one of three or four national players now, and the service component that we have as well as the customization and flexibility we offer clients, we think, gives us some advantage in that scenario.

Bernard Liu, Noble Financial:

And with respect to seasonality in hiring trends, I guess the third quarter is usually a weaker quarter, right?

Dick Braun:

This is Dick Braun. Typically the way it goes is the second quarter is the strongest. Third quarter is next, and recently, first quarter, and then fourth quarter.

Bernard Liu, Noble Financial:

Right, and when you guys implement FAS 123 for the stock option expense, what do you expect the impact will be?

Kevin Wiersma:

We’re projecting approximately $10,000 per month in expenses for FAS 123(R).

Bernard Liu, Noble Financial:

O.K., great. Thank you. I will get back in queue.

Clint Morrison, Feltl & Co.:

Hey guys. A couple of quick questions, you indicated you’re going to be introducing the cup based, kind of standard level product here, I think you said, this quarter?

Jim Schoonover:

Correct.

Clint Morrison, Feltl & Co.:

Any commentary on - is there going to be a transition or any impact or is that going to be just sort of not noticed from a financial standpoint?

Dick Braun:

It won’t be noticed from a financial standpoint.

Clint Morrison, Feltl & Co.:

O.K., so the pricing and margins of that are similar to the traditional format, I guess.

Dick Braun:

Yes.

Clint Morrison, Feltl & Co.:

O.K.  Where is your line of credit? Did you totally pay it off or can you give us a sense of how much you paid off in the quarter?

Kevin Wiersma:

The line of credit at the end of the quarter, Clint, was at $1.1 million.

Clint Morrison, Feltl & Co.:

Down from like about $4 million I think?

Kevin Wiersma:

Down from $6.1 million at the end of the second quarter.

Clint Morrison, Feltl & Co.:

6.1, O.K. I thought that I had another question, but I’ll jump back in queue too because I don’t see my other question here. Thank you.

Marcus Ortega, J.P. Turner & Company:

Good morning guys.

Dick Braun:

Good morning Marcus.

Marcus Ortega, J.P. Turner & Company:

All I have to say is fantastic quarter. Your continued operating disciplines, as I have said in the past, clearly are evident here. Two quick questions. Do you see a continuation of your R&D expenditures? I mean, you’re running about 33% nine months year over year, and I don’t have a problem with that, but I think it is, in fact, very powerful that you can increase your R&D expenditures and still deliver the top and bottom line the way you have. And the second question is, what are the benefits of this remodeled lab to you guys?

Kevin Wiersma:

Marcus, this is Kevin. First of all on the R&D expenditures, at the beginning of the year we said we expected them to run between $550,000 and $600,000 per quarter. We still think that’s a pretty good range. It was on the low end of the range in the third quarter, and it will probably tend toward the low end of that range again in the fourth quarter. Regarding the newly remodeled lab in the clinical laboratory, we think we’ll see some benefits there relative to our ability to handle increased volume through that laboratory.

Marcus Ortega, J.P. Turner & Company:

Thank you very much.

Michael Bird, Feltl & Co.:

Yes, I actually have a couple questions. One is, the warrants were exercised, and I was wondering, when I compare the number of shares out this quarter and at the end of last quarter, there’s fewer than, the increase in shares was less than 590,000, and I was wondering if you could explain that to me?

Kevin Wiersma:

It has to do with the treasury stock method and the dilutive effect being the difference between the price of the shares throughout the quarter and those shares that are added in.

Michael Bird, Feltl & Co.:

O.K.  My next question, is there some area of your business that you’re expecting the most growth out of or that you have the highest expectations for or hopes for?

Dick Braun:

This is Dick Braun. Not necessarily. I think generally we expect fairly even growth across all segments of our business. The markets are all large. We’re a relatively small player in most of those markets and so we’re not really looking at any particular area to jump out.

Michael Bird, Feltl & Co.:

O.K., those are my questions. Thank you.

Bill Nasgovitz, Heartland Funds:

Yes, good morning guys.

Jim Schoonover:

Good morning.

Bill Nasgovitz, Heartland Funds:

What are you most … I’m sorry; I came on late, so I might have missed this. What are you most excited about as it relates to the business?

Jim Schoonover:

Bill, this is Jim Schoonover. Actually if you go back to the items that Dick mentioned in his prepared text; the fact that the eChain® system is ready to be deployed. This has probably been under development now for well over a year, and we’ve gotten very good response back from prospects and clients as to the benefits of that system in the drug testing market. So that is clearly something that we’re excited about. The MEDTOXScan™ reader in the hospital laboratory market is another, we think, going to be very powerful tool for us in that we will no longer have to explain the difference in how you read our device versus the way the market leader in that market is being read by hospital lab personnel. So we think that will be an excellent opportunity for us and then the fact that we have a cup, both the Sure-Screen® cup and the cup at corporate standard SAMHSA cut-off levels, as Dick said, that has now rounded out our portfolio of products. We have many, many customers that in the past have asked for a cup, and we have not been able to offer that until now. So all three of those, we think are things to be excited about, and I’m excited about all three.

Bill Nasgovitz, Heartland Funds:

Alright, thank you.

Jeremy Hellman, Thompson, Davis Co.:

Good morning guys. I’m kind of new to this story so I’m just kind of getting up to date on things, and I wanted to see if you could comment at all about the directions of your margins. Are you going to be able to drive margins out any more from here? Just kind of get a sense of that.

Kevin Wiersma:

Sure, relative to margins in our laboratory services segment, we look at kind of best practices out there as far as the industry leaders and they’re running about a 42, maybe a 43% gross margin. We’d anticipate as we continue to drive volume and the continued benefits from our LEAN process initiatives and improvements, that we would be approaching those type of levels. In our diagnostic segment, we have significant opportunity to drive more volume through that infrastructure as well, and we’d look for gross margins in there to run between 60 and 65% depending on the volume.

Dick Braun:

The margins also will be somewhat consistent and track with the quarters with the margins typically, even if they move up year over year, they’ll be higher in the second, a little lower in the third, a little lower in the first and the lowest in the fourth just because of volumes and the high fixed cost nature of the infrastructure.

Jeremy Hellman, Thompson, Davis Co.:

O.K., thanks a lot guys.

Bernard Liu, Noble Financial:

Just a follow-up. Kevin, the number that you gave me for the share total was actually the weighted average for the quarter. Do you have the numbers at the end of the quarter?

Kevin Wiersma:

I don’t have those in front of me, Bernard, but I can certainly get those.

Bernard Liu, Noble Financial:

O.K.  and the other thing is in the specialty business, there was a commentary regarding the increase in contribution from clinical trials. Is that the type of business that’s kind of lumpy from your perspective or is that relatively predictable type of volume flow?

Dick Braun:

No, it’s sort of on a project basis and some of the projects will get started and finished in a quarter. Some may start and extend out over a number of quarters. So it will move around a little bit, but the trend is positive and its up over the last three years since we got into the business. From basically a standing start three years ago, it sort of achieved on an annualized basis now, based upon the third quarter, about 5% of revenues.

Bernard Liu, Noble Financial:

As I look at it, I should probably look at it more from the perspective on an annual growth basis versus quarterly.

Dick Braun:

Right and we’ve not disclosed, on a quarterly basis, any great detail in those numbers, but if you’d happen to look back in the K and at the end of the year, we have disclosed year over year growth, because I think that’s the best way to look at it.

Bernard Liu, Noble Financial:

O.K, great, one last question regarding Sure-Screen®. You guys had submitted additional information to the FDA. Was that early or towards the end of the third quarter?

Dick Braun:

I think we finished the study and submitted the data in August.

Bernard Liu, Noble Financial:

Is there a standard turn-around time?

Dick Braun:

There’s supposed to be, but you’re really sort of subject to the FDA’s schedule. Generally you look out to anywhere from 60-90 days after you submit additional data to them for them to respond to you.

Bernard Liu, Noble Financial:

Great, thank you very much.

Clint Morrison, Feltl & Co.:

To follow-up on the Sure-Screen®, so does that suggest we might get approval in 60-90 days? Is that kind of the response we’re hoping for?

Dick Braun:

That’s obviously the one we’re hoping for.

Clint Morrison, Feltl & Co.:

O.K., can you give us any kind of sense, you’re obviously selling this into sort of non-FDA required markets, is that going to have much impact on how much revenue you’re really seeing from this product in those other areas?

Jim Schoonover:

Well it’s, let’s put it this way; it’s growing substantially faster than our traditional devices in the limited rights market. It brings an opportunity to the people in that market that they really have not had previously, which is to pursue a zero tolerance type environment for drug use versus having to go utilize devices with cut-off levels that are substantially higher. But it is growing within the rate that we had anticipated and we think that will accelerate as the word gets out.

Clint Morrison, Feltl & Co.:

O.K, and we are getting a premium for that product in the limited rights market?

Jim Schoonover:

We’re getting a premium over our traditional devices in that market. It is not a two times kind of premium, because that is still a very price sensitive market, but it is definitely a premium product.

Clint Morrison, Feltl & Co.:

O.K., and if I remember correctly, our manufacturing costs aren't too much different, so we are also getting the premium margin I am assuming.

Dick Braun:

Correct.

Clint Morrison, Feltl & Co.:

O.K., the deployment of eChain® … you’re going to roll that out. You’ve got a couple of partners to, I can’t remember the number, to 1,000 plus stores. Is there going to be an investment expense associated with you kind of rolling this out and installing it that we are going to notice? Or is it going to really kind of cover itself right off the bat?

Dick Braun:

I don’t know if I’d say it would cover itself immediately off the bat, but we believe the incremental expense, in terms of any impact to the bottom line, is probably not going to be that noticeable.

Clint Morrison, Feltl & Co.:

O.K., and then sort of the same question with regards to electronic readers. We’re going to start kind of pushing into that market making these things and pushing in in Q1, are we going to be essentially giving those away or what kind of pricing, sort of program, are we going to have to implement the reader system in hospitals?

Dick Braun:

Deployment of the readers will, and essentially the cost will, really relate to the volume that the individual customer would provide us, and there’s a concept called reagent rental in the hospital market and so our expectation is that we’ll start the higher volume potential customers first. One of the objectives when we set out to build the reader … it took us probably a little longer and a little more money than it might have, because the objective was to get the bill of materials as low as possible so that the cost was very reasonable. Our expectation is that these readers will be down in the $500 range, and so in a high volume hospital that will be absorbed by the volume and then we’ll negotiate with lower volume hospitals with regards to the cost.

Clint Morrison, Feltl & Co.:

O.K., so they commit to a certain volume and essentially you give them the readers?

Dick Braun:

Either they commit to it or it’s clear to us because of prior business with them or our knowledge of their business that they’ll meet some volume levels.

Clint Morrison, Feltl & Co.:

O.K., can you give us any kind of a sense of sort of what your initial order or run is for making these things? Are we going to kind of run off a few hundred of them or several thousand of them or what?

Dick Braun:

Somewhere between zero and a thousand.

Clint Morrison, Feltl & Co.:

O.K., fair enough. And then final question, when or if ever, are we going to get any kind of guidance out of you guys? You obviously have a reasonably predictable business and you’re kind of plugging along and it’s not that surprising, yet we don’t get any kind of sense of forward looking guidance. Any comment on that?

Dick Braun:

As far as our policy currently, we’re not going to be giving any guidance.

Clint Morrison, Feltl & Co.:

O.K., and no sense of when you might be in a position to start talking about that?

Dick Braun:

The sense that we have right now is that we will not, in the future, give guidance.

Clint Morrison, Feltl & Co.:

O.K., thank you. That takes care of me.

Marcus Ortega, J.P. Turner & Company:

Hi again guys. Is this $43,628,000 in shareholder equity a record for you?

Dick Braun:

Yes.

Marcus Ortega, J.P. Turner & Company:

I thought it was, and that, if I’m not mistaken, that’s about a 20% annualized growth rate in ROE. You take nine months and you annualize that, that’s a 20% annualized growth rate in return on equity. Is that correct?

Dick Braun:

I will just say, if you say so Marcus. I actually don’t have those numbers in front of me. I haven’t looked at them.

Marcus Ortega, J.P. Turner & Company:

I’m intrigued by this because you guys are really a sound operator, and I know that Clint had asked for some guidance and you’ve been reluctant to guide, and I respect that and I’ve been a long time follower of this thing, as you know, for probably, well it will be twenty years next year from the early predecessor, and I’m just thrilled to death at this fantastic stability of your balance sheet and this magnificent growth of shareholder equity. So I mean, there’s a lot of details in this business and a lot of uncertainties that develop, you know, in the FDA process and marketing and challenges. I think that at the end of the day, you look at the balance sheet and situations like return on equity and you see that despite the complexities and the uncertainties, the balance sheet doesn’t lie, and this is a phenomenal result that I think is overlooked is the strength of the return on equity to shareholders. That’s what we’re in this thing all about anyway, so congratulations.

Jim Schoonover:

Thank you.

Dick Braun:

Thank you and we look forward to speaking with you again when we announce our year-end results.